Exhibit (l)
American National Insurance Company
One Moody Plaza
Galveston, TX 77550

April 28, 2011

Securities and Exchange commission
450 Fifth Street, N. W.
Judicial Plaza
Washington, D.C. 20549

Re: Depositor- American National Insurance Company;
       Registrant- American National Variable Life;
       Separate Account ("Separate Account");
       Post-Effective Amendment No. 13 to Form N-6 (File No. 333-53122);
       Opinion of Illustration Actuary Officer

Gentlemen:

         I am the Assistant Vice President and Illustration Actuary for
American National Insurance Company. I am
familiar with and have reviewed the illustrations of the Contract that have been included in the prospectus that
is part of this Registration Statement (File No. 333-53122).  It is my opinion and I certify that:
1.       The illustrations of cash surrender values, cash values, death benefits, and other values illustrated
            are consistent with the provisions of the Contract and American
 National Insurance Company's
            administrative procedures;
2.          The rate structure of the contract has not been designed, and the assumptions for the illustrations (including sex, age, rating classification, and premium amount and payment schedule) have not been selected, so as to make the relationship between premiums and benefits, as shown in the illustrations, appear to be materially more favorable than for any other prospective purchaser with different assumptions; and
3.          The illustrations are based on a commonly used rating classification and premium amounts and ages appropriate for the markets in which the Contract is sold.

I hereby consent to the use of my opinion in the Post-Effective Amendment No. 7 to Form N-6 Registration Statement (File No. 333-53122) filed on behalf of
American National Insurance Company and the Separate Account.

Sincerely,

Joseph J. Cantu
Assistant Vice President
And Illustration Actuary